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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by refence in this Registration Statement of Renex Corp. on Form S-3 of our report dated March 4, 1999, appearing in the Annual Report on Form 10-K of Renex Corp. for the year ended December 31, 1998, and to the refence to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Miami, Florida
August 27, 1999